Exhibit 99.1

MACOM Reports Revenue $107.5 million and EPS $0.32 (non-GAAP) Exceeding Guidance for Fiscal Second Quarter

LOWELL, MA, April 29, 2014 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI)

(“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its second fiscal quarter ended April 4, 2014.

Second Quarter Fiscal Year 2014 GAAP Results

•	Revenue was $107.8 million, compared to $84.2 million in the prior fiscal quarter and $78.8 million in the previous year’s second fiscal quarter;

•	Gross margin was 24.9 percent, compared to 42.4 percent in the prior fiscal quarter and 41.6 percent in the previous year’s second fiscal quarter;

•	Operating loss was $20.6 million, compared to operating loss of $9.2 million in the prior fiscal quarter and operating income of $8.7 million in the previous year’s second fiscal quarter;

•	Net loss from continuing operations was $19.6 million, and $0.42 loss per diluted share, and loss from discontinued operations was $2.5 million, and $0.05 loss per diluted share; and

•	Net loss was $22.1 million, and $0.47 loss per diluted share, compared to net loss of $8.9 million, and $0.19 per diluted share, in the prior fiscal quarter and net income of $5.4 million, and $0.11 earnings per diluted share in the previous year’s second fiscal quarter.

The fiscal second quarter marked MACOM’s first full quarter of operations including the results of Mindspeed Technologies, Inc., which it acquired in December 2013. MACOM also completed its previously announced acquisition of Nitronex, LLC (the “Acquisition”) from an entity with common ownership of MACOM during the fiscal second quarter. Reported GAAP results for the periods prior to the Acquisition have been retroactively adjusted to present the combined results of MACOM and Nitronex as if the Acquisition occurred on June 25, 2012.

Second Quarter Fiscal Year 2014 Non-GAAP Results

•	Gross margin was 49.3 percent, compared to 46.6 percent in the prior fiscal quarter and 44.5 percent in the previous year’s second fiscal quarter;

•	Operating income was $21.4 million or 19.9 percent of revenue, compared to $16.2 million or 19.4 percent of revenue in the prior fiscal quarter and $14.9 million or 19.1 percent of revenue in the previous year’s second fiscal quarter;

•	Net income was $15.2 million and $0.32 earnings per diluted share, compared to net income of $12.1 million and $0.25 per diluted share in the prior fiscal quarter and net income of $11.7 million and $0.24 earnings per diluted share in the previous year’s second fiscal quarter; and

•	EBITDA was $24.8 million, compared to EBITDA of $19.2 million for the prior fiscal quarter and $17.6 million for the previous years’ second quarter.

John Croteau, Chief Executive Officer of MACOM stated, “Revenue and earnings per share for the second quarter exceeded the high end of our guidance, while gross margin was solidly within our guidance, marking our sixth consecutive quarter of non-GAAP margin expansion. During the quarter, we saw strength in Carrier and Enterprise Networks offset by softness in Aerospace and Defense, which we attribute to the timing and lumpiness of programs. Multi-market and Automotive performed as expected, within the normal range of quarterly fluctuations.”

Mr. Croteau noted, “Highlighting this quarter was the successful completion of the Mindspeed integration, during which we closed the sale of Mindspeed’s wireless business to Intel and announced a definitive agreement to divest its CPE business to Freescale, which results in very substantial headcount and expense reductions. In addition, this quarter we announced the acquisition of Nitronex and a supply relationship with IQE, the combination of which we expect will enable us to drive Gallium Nitride technology across most RF and microwave markets and applications that we address today.”

MACOM also announced plans to refinance its existing revolving credit facility with a $450 million senior secured credit facility consisting of a $350 million Term Loan B facility and a $100 million Revolving Credit Facility. The initial draw down of the Term Loan B Facility is expected to be in an amount of $350 million and is anticipated to close this week. Key anticipated benefits of this refinancing include extending the principal maturity of MACOM’s outstanding indebtedness, providing access to institutional lenders and credit agency ratings, and providing access to additional capital for general corporate purposes, including future acquisitions.

Near term, based on the expected greater level of outstanding debt and higher interest costs associated with the new facility, the refinancing is expected to have a dilutive effect to MACOM’s future EPS as described in more detail below.

Business Outlook

For the third fiscal quarter ending July 4, 2014, MACOM expects revenue to be in the range of $108 million and $112 million, non-GAAP gross margin between 49 and 53 percent, and non-GAAP earnings per diluted share between $0.30 and $0.32, based on an expected 49 million shares outstanding and an expected $0.03 per share dilutive effect of the proposed refinancing of MACOM’s outstanding long-term indebtedness described above.

Conference Call

MACOM will host a conference call on Tuesday, April 29, 2014 at 5:00 p.m. Eastern Time to discuss its second fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 26307931. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a pass code of 26307931. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

MACOM (www.macom.com) is a leading supplier of high performance analog RF, microwave, and millimeter wave products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired & wireless networks, CATV, automotive, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, Partners from RF to Light, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our expectation that our recent and planned divestments will result in very substantial headcount and expense reductions, our expectation that our acquisition of Nitronex and supply relationship with IQE will enable us to drive Gallium Nitride technology across most RF and microwave markets and applications that we address today, our expectation that we will refinance our outstanding long-term indebtedness this week and expectations as to the key anticipated benefits, EPS dilution and future uses of the new facility, and any statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, lower than expected demand in any or all of our five primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, our failure to close the CPE business divestment or our proposed refinancing of our outstanding ling-term indebtedness as planned, our failure to achieve the expected synergies and benefits of the Mindspeed and Nitronex acquisitions, our planned debt refinancing or the Mindspeed wireless and CPE divestments, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN or other solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the fiscal quarter ended January 3, 2014 as filed with the SEC on February 12, 2014. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including revenue, gross margin, operating margin, operating income, net income, earnings per share, EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes the operations of Nitronex prior to the date of acquisition, discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	April 4, 2014	January 3, 2014	March 29, 2013	April 4, 2014	March 29, 2013

Revenue	$107,827	$84,154	$78,843	$191,981	$154,919
Cost of revenue	80,964	48,432	46,010	129,396	90,600

Gross profit	26,863	35,722	32,833	62,585	64,319

Operating expenses:
Research and development	20,347	12,430	11,204	32,777	21,799
Selling, general and administrative	24,504	19,383	13,289	43,887	24,657
Contingent consideration	—	—	(405)	—	(577)
Restructuring charges	2,635	13,090	—	15,725	—

Total operating expenses	47,486	44,903	24,088	92,389	45,879

Income from operations	(20,623)	(9,181)	8,745	(29,804)	18,440

Other income (expense):
Warrant liability gain (expense)	(4,066)	1,282	(1,069)	(2,784)	(3,095)
Interest expense	(1,622)	(586)	(200)	(2,208)	(426)
Other income	1,009	78	86	1,087	170

Total other income (expense)	(4,679)	774	(1,183)	(3,905)	(3,351)

Income (loss) before income taxes	(25,302)	(8,407)	7,562	(33,709)	15,089
Income tax provision (benefit)	(5,680)	(1,591)	2,142	(7,271)	5,613

Income (loss) from continuing operations	(19,622)	(6,816)	5,420	(26,438)	9,476
Loss from discontinued operations	(2,500)	(2,105)	—	(4,605)	—

Net income (loss)	$(22,122)	$(8,921)	$5,420	$(31,043)	$9,476

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.42)	$(0.15)	$0.12	$(0.57)	$0.21
Loss from discontinued operations	(0.05)	(0.05)	—	(0.10)	—

Income (loss) per share - basic	$(0.47)	$(0.19)	$0.12	$(0.67)	$0.21

Diluted:
Income (loss) from continuing operations	$(0.42)	$(0.15)	$0.11	$(0.57)	$0.20
Loss from discontinued operations	(0.05)	(0.05)	—	(0.10)	—

Income (loss) per share - diluted	$(0.47)	$(0.19)	$0.11	$(0.67)	$0.20

Shares:
Basic	46,808	46,517	45,789	46,656	45,649

Diluted	46,808	46,517	47,168	46,656	46,986

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	April 4, 2014		January 3, 2014		March 29, 2013
	Amount		Amount		Amount
Revenue - GAAP	$107,827		$84,154		$78,843
Nitronex prior to acquisition	(362)		(686)		(1,019)

Revenue - Non-GAAP	$107,465		$83,468		$77,824

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$26,863	24.9%	$35,722	42.4%	$32,833	41.6%
Nitronex prior to acquisition	16	0.1	943	1.6	1,028	1.9
Amortization expense	6,262	5.8	1,247	1.5	474	0.6
Non-cash compensation expense	426	0.4	283	0.3	292	0.4
Equity-based compensation	30	—	—	—	—	—
Acquisition FMV step-up	18,003	16.8	536	0.6	—	—
Third-party engineering costs	570	0.5	—	—	—	—
Integration costs and synergy savings	822	0.8	139	0.2	—	—

Gross profit - non-GAAP	$52,992	49.3%	$38,870	46.6%	$34,627	44.5%

Research and Development - GAAP	$20,347	18.9%	$12,430	14.8%	$11,204	14.2%
Nitronex prior to acquisition	(438)	(0.5)	(985)	(1.1)	(1,054)	(1.2)
Non-cash compensation expense	(728)	(0.7)	(484)	(0.6)	(484)	(0.6)
Equity-based compensation	(137)	(0.1)	—	—	—	—
Acquisition FMV step-up	(183)	(0.2)	(72)	(0.1)	—	—
Integration costs and synergy savings	(2,414)	(2.2)	(36)	—	—	—
Third-party engineering costs	570	0.5	—	—	—	—

Research and Development - non-GAAP	$17,017	15.8%	$10,853	13.0%	$9,666	12.4%

Selling, General and Administrative - GAAP	$24,504	22.7%	$19,383	23.0%	$13,289	16.9%
Nitronex prior to acquisition	(191)	(0.4)	(494)	(0.3)	(584)	(0.7)
Amortization expense	(476)	(0.4)	(366)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(2,136)	(2.0)	(1,078)	(1.3)	(907)	(1.2)
Equity-based compensation	(214)	(0.2)	—	—	—	—
Acquisition FMV step-up	(21)	—	(11)	—	—	—
Litigation costs	(440)	(0.4)	(964)	(1.2)	(156)	(0.2)
Transaction expenses	(250)	(0.2)	(4,222)	(5.1)	—	—
Integration costs and synergy savings	(6,178)	(5.7)	(415)	(0.5)	(1,267)	(1.5)

Selling, General and Administrative - non-GAAP	$14,598	13.6%	$11,833	14.2%	$10,060	12.9%

Total operating expenses - GAAP	$47,486	44.0%	$44,903	53.4%	$24,088	30.6%
Nitronex prior to acquisition	(629)	(0.6)	(1,479)	(1.3)	(1,638)	(1.8)
Amortization expense	(476)	(0.4)	(366)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(2,864)	(2.7)	(1,562)	(1.9)	(1,391)	(1.8)
Equity-based compensation	(351)	(0.3)	—	—	—	—
Acquisition FMV step-up	(204)	(0.2)	(83)	(0.1)	—	—
Contingent consideration and earn-out costs	—	—	—	—	405	0.5
Restructuring charges	(2,635)	(2.5)	(13,090)	(15.7)	—	—
Integration costs and synergy savings	(8,592)	(8.0)	(451)	(0.5)	(1,267)	(1.6)
Litigation costs	(440)	(0.4)	(964)	(1.2)	(156)	(0.2)
Transaction expenses	(250)	(0.2)	(4,222)	(5.1)	—	—
Third-party engineering	570	0.5	—	—	—	—

Total operating expenses - non-GAAP	$31,615	29.4%	$22,686	27.2%	$19,726	25.3%

Income (loss) from operations - GAAP	$(20,623)	(19.1)%	$(9,181)	(10.9)%	$8,745	11.1%
Nitronex prior to acquisition	645	0.8	2,422	2.9	2,666	3.5
Amortization expense	6,738	6.3	1,613	1.9	789	1.0
Non-cash compensation expense	3,290	3.1	1,845	2.2	1,683	2.2
Equity-based compensation	381	0.4	—	—	—	—
Contingent consideration and earn-out costs	—	—	—	—	(405)	(0.5)
Restructuring charges	2,635	2.5	13,090	15.7	—	—
Acquisition FMV step-up	18,207	16.9	619	0.7	—	—
Litigation costs	440	0.4	964	1.2	156	0.2
Transaction expenses	250	0.2	4,222	5.1	—	—
Integration costs and synergy savings	9,414	8.8	590	0.7	1,267	1.6

Income from operations - non-GAAP	$21,377	19.9%	$16,184	19.4%	$14,901	19.1%

Net income (loss) - GAAP	$(22,122)	(20.5)%	$(8,921)	(10.6)%	$5,420	6.9%
Nitronex prior to acquisition	645	0.6	2,422	2.8	2,666	3.4
Amortization expense	5,155	4.8	1,234	1.5	435	0.6
Non-cash compensation expense	2,517	2.3	1,411	1.7	1,397	1.8
Equity-based compensation	291	0.3	—	—	—	—
Contingent consideration and earn-out costs	—	—	—	—	(241)	(0.3)
Restructuring charges	2,016	1.9	10,014	12.0	—	—
Warrant liability (gain) expense	4,066	3.8	(1,282)	(1.5)	1,069	1.4
Non-cash interest expense	91	0.1	91	0.1	39	0.1
Acquisition FMV step-up	13,061	12.2	474	0.6	—	—
Litigation costs	337	0.3	737	0.9	83	0.1
Integration costs and synergy savings	7,201	6.7	451	0.5	793	1.0
Transaction expenses	191	0.2	3,346	4.0	—	—
Transition services for divested business	(741)	(0.7)	—	—	—	—
Discontinued operations	2,500	2.3	2,105	2.5	—	—

Net income - non-GAAP	$15,208	14.2%	$12,082	14.5%	$11,661	15.0%

Income from operations - non-GAAP	$21,377		$16,184		$14,901
Depreciation expense	3,367		2,921		2,616
Other income, net	40		78		96

EBITDA	$24,784		$19,183		$17,613

	Three Months Ended
	April 4, 2014		January 3, 2014		March 29, 2013
	Amount	Income (loss) per diluted share	Amount	Income (loss) per diluted share	Amount	Income per diluted share

Net income (loss)	$(22,122)	$(0.47)	$(8,921)	$(0.19)	$5,420	$0.11

Net income - non-GAAP	$15,208	$0.32	$12,082	$0.25	$11,661	$0.24

Diluted shares - GAAP	46,808		46,517		47,168
Incremental stock options, warrants, restricted stock and units	1,406		2,064		823

Diluted shares - non-GAAP	48,214		48,581		47,991

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Six Months Ended
	April 4, 2014		March 29, 2013
	Amount		Amount
Revenue - GAAP	$191,981		$154,919
Nitronex prior to acquisition	(1,048)		(2,081)

Revenue - non-GAAP	$190,933		$152,838

	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$62,585	32.6%	$64,319	41.5%
Nitronex prior to acquisition	959	0.7	1,807	1.8
Amortization expense	7,509	3.9	948	0.6
Non-cash compensation expense	709	0.4	580	0.4
Equity-based compensation	30	—	—	—
Acquisition FMV step-up	18,539	9.7	—	—
Integration costs and synergy savings	961	0.5	—	—
Third-party engineering costs	570	0.3	—	—

Gross profit - non-GAAP	$91,862	48.1%	$67,654	44.3%

Research and Development - GAAP	$32,777	17.1%	$21,799	14.1%
Nitronex prior to acquisition	(1,423)	(0.8)	(1,826)	(1.1)
Non-cash compensation expense	(1,212)	(0.6)	(805)	(0.5)
Equity-based compensation	(137)	(0.1)	—	—
Acquisition FMV step-up	(255)	(0.1)	—	—
Integration costs and synergy savings	(2,450)	(1.3)	—	—
Third-party engineering costs	570	0.3	—	—

Research and Development - non-GAAP	$27,870	14.6%	$19,168	12.5%

Selling, General and Administrative - GAAP	$43,887	22.9%	$24,657	15.9%
Nitronex prior to acquisition	(685)	(0.5)	(1,085)	(0.6)
Amortization expense	(842)	(0.4)	(630)	(0.4)
Non-cash compensation expense	(3,214)	(1.7)	(1,561)	(1.0)
Equity-based compensation	(214)	(0.1)	—	—
Acquisition FMV step-up	(32)	—	—	—
Integration costs and synergy savings	(6,593)	(3.5)	(1,267)	(0.8)
Litigation costs	(1,404)	(0.7)	(351)	(0.2)
Transaction expenses	(4,472)	(2.3)	—	—

Selling, General and Administrative - non-GAAP	$26,431	13.8%	$19,763	12.9%

Total operating expenses - GAAP	$92,389	48.1%	$45,879	29.6%
Nitronex prior to acquisition	(2,108)	(1.2)	(2,911)	(1.6)
Amortization expense	(842)	(0.4)	(630)	(0.4)
Non-cash compensation expense	(4,426)	(2.3)	(2,366)	(1.5)
Equity-based compensation	(351)	(0.2)	—	—
Acquisition FMV step-up	(287)	(0.2)	—	—
Contingent consideration and earn-out costs	—	—	577	0.4
Restructuring charges	(15,725)	(8.2)	—	—
Integration costs and synergy savings	(9,043)	(4.7)	(1,267)	(0.8)
Litigation costs	(1,404)	(0.7)	(351)	(0.2)
Transaction expenses	(4,472)	(2.3)	—	—
Third-party engineering	570	0.3	—	—

Total operating expenses - non-GAAP	$54,301	28.4%	$38,931	25.5%

Income from operations - GAAP	$(29,804)	(15.5)%	$18,440	11.9%
Nitronex prior to Acquisition	3,067	1.8	4,718	3.4
Amortization expense	8,351	4.4	1,578	1.0
Non-cash compensation expense	5,135	2.7	2,946	1.9
Equity-based compensation	381	0.2	—	—
Contingent consideration	—	—	(577)	(0.4)
Restructuring charges	15,725	8.2	—	—
Acquisition FMV step-up	18,826	9.9	—	—
Integration costs and synergy savings	10,004	5.2	1,267	0.8
Litigation costs	1,404	0.7	351	0.2
Transaction expenses	4,472	2.3	—	—

Income from operations - non-GAAP	$37,561	19.7%	$28,723	18.8%

Net income (loss) - GAAP	$(31,043)	(16.2)%	$9,476	6.1%
Nitronex prior to acquisition	3,067	1.2	4,718	3.2
Amortization expense	6,389	3.3	988	0.6
Non-cash compensation expense	3,928	2.1	2,282	1.5
Equity-based compensation	291	0.2	—	—
Contingent consideration	—	—	(361)	(0.2)
Restructuring charges	12,030	6.3	—	—
Warrant liability expense	2,784	1.5	3,095	2.0
Non-cash interest expense	182	0.1	108	0.1
Acquisition FMV step-up	13,535	7.1	—	—
Integration costs and synergy savings	7,652	4.0	793	0.5
Litigation costs	1,074	0.6	220	0.1
Transaction expenses	3,537	1.9	—	—
Transition services for divested business	(741)	(0.4)	—	—
Discontinued operations	4,605	2.4	—	—

Net income - non-GAAP	$27,290	14.3%	$21,319	13.9%

	Amount	Income (loss) per diluted share	Amount	Income per diluted share
Net income (loss) - GAAP	$(31,043)	$(0.67)	$9,476	$0.20

Net income - non-GAAP	$27,290	$0.57	$21,319	$0.45

Diluted shares - GAAP	46,656		46,986
Incremental stock options, warrants, restricted stock and units	1,412		769

Diluted shares - non-GAAP	48,068		47,755

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	April 4, 2014	September 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$63,139	$110,488
Accounts receivable, net	67,913	63,526
Inventories	71,937	54,908
Deferred income taxes and other	47,660	17,525

Total current assets	250,649	246,447
Property and equipment, net	48,268	32,735
Goodwill and intangible assets, net	187,769	31,548
Deferred income taxes and other	79,592	5,905

TOTAL ASSETS	$566,278	$316,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$4,532	$—
Accounts payable, accrued liabilities and other	69,874	42,927
Deferred revenue	15,023	9,231

Total current liabilities	89,429	52,158
Revolving credit facility	245,000	—
Common stock warrant liability	14,657	11,873
Deferred income taxes and other	8,249	5,463

Total liabilities	357,335	69,494
Commitments and contingencies
Stockholders’ equity	208,943	247,141

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$566,278	$316,635

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six Months Ended
	April 4,	March 29,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,043)	$9,476
Non-cash adjustments	42,714	13,279
Payment of contingent consideration	—	(5,328)
Change in operating assets and liabilities	(16,918)	1,169

Net cash from operating activities	(5,247)	18,596

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(258,108)	—
Sale of a business	9,204	—
Purchases of property and equipment	(5,608)	(5,068)
Acquisition of intellectual property	(4,096)	—

Net cash used in investing activities	(258,608)	(5,068)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	245,000	—
Payment of assumed debt	(34,952)	—
Capital contributions	3,200	3,795
Payment of contingent consideration	—	(675)
Financing activities	3,258	2,136

Net cash from financing activities	216,506	5,256

NET CHANGE IN CASH AND CASH EQUIVALENTS	(47,348)	18,784
CASH AND CASH EQUIVALENTS — Beginning of period	110,488	84,600

CASH AND CASH EQUIVALENTS — End of period	$63,139	$103,384

*    *    *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com